UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2026
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UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

530 Lytton Avenue, Suite 301
Palo Alto,	California		94301
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2026, Upwork Inc., or the Company, and the Company’s domestic subsidiaries entered into a Credit Agreement, or the Credit Facility, with the lenders party thereto and Bank of America, N.A., as administrative agent, L/C issuer, and swingline lender, and BofA Securities, Inc. and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners. The Credit Facility provides for a secured revolving loan, available in an amount up to $150.0 million, which includes a $10.0 million sublimit for the issuance of standby letters of credit. The Credit Facility also includes an option to increase the amount of the Credit Facility, through either an increase to the revolving loan or the incurrence of new term loans, up to an additional $50.0 million. The proceeds of the Credit Facility may be used to fund the Company’s working capital and other general corporate purposes, repurchase or repay certain existing convertible indebtedness of the Company, pay fees and expenses in connection with the transaction and fund potential acquisitions, subject to the terms of the Credit Facility. The Credit Facility is scheduled to mature on June 23, 2029.

The obligations under the Credit Facility are secured by substantially all assets of the Company and the Company’s domestic subsidiaries.

Borrowings under the Credit Facility will bear interest at a rate per annum of either, at the Company’s election, (i) Term SOFR (as defined in the Credit Facility) plus a margin ranging from 2.00% to 2.50% or (ii) the Base Rate (as defined in the Credit Facility), plus a margin of 1.00% to 1.50%, in either case, with the applicable margin depending on the Company’s Consolidated Net Leverage Ratio (as defined in the Credit Facility). The Company is also obligated to pay other customary facility fees for a credit facility of this size and type.

The Credit Facility contains customary covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and make dispositions of assets and financial covenants to maintain a certain consolidated net leverage ratio and a consolidated fixed charge coverage ratio. Upon the occurrence of an event of default under the Credit Facility, the lender may cease making loans, terminate the Credit Facility, and declare all amounts outstanding to be immediately due and payable. The Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

The foregoing description of the Credit Facility is subject to, and qualified in its entirety by, the full text of the Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Credit Agreement, dated as of June 23, 2026, among the Company, Bank of America, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC, and the lenders thereunder
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: June 23, 2026	By:	/s/Jacob McQuown
Jacob McQuown Chief Legal Officer & Secretary